USAllianz Rewards R

A Flexible Premium Variable Annuity
Issued by Allianz Life Insurance Company of North America         DA__________

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1.CONTRACT OWNER

     Name      Last                First                        Middle

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     (If the Contract Owner is a trust, please include Trust Name, Trust Date, and the Trust Beneficial Owner(s))

     Address         Street Address       Apartment Number     e-mail address

     City                            State                        Zip Code

     Social Security Number        Date of Birth               Sex ____Female
                                   (If the Contract Owner is a     ____Male
     Daytime Telephone (   )       trust, list the Date(s) of Birth
                                   for the Trust Beneficial Owner(s))
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2.JOINT OWNER(Optional)Must be the Spouse of the Contract Owner.(Except in NJ)

     Name      Last                First                        Middle

     Social Security Number        Date of Birth               Sex ____Female
                                                                   ____Male
     Daytime Telephone (   )       Relationship to Contract Owner
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3.ANNUITANT Must complete if different than Contract Owner.

     Name      Last                First                        Middle

     Address        Street Address    Apartment Number   e-mail address

     City                          State                          Zip Code

     Social Security Number        Date of Birth               Sex ____Female
                                                                   ____Male
 Daytime Telephone________________Relationship to Contract Owner____________

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4.BENEFICIARY(IES) DESIGNATION

     Primary Beneficiary(ies):          Contingent Beneficiary(ies)
     (At the Contract Owner's death, the surviving Joint Owner becomes the Primary Beneficiary.)

   Name                                 Name
   Relationship to Contract Owner       Relationship to Contract Owner
          Social Security Number               Social Security Number

   Name                                 Name
   Relationship to Contract Owner       Relationship to Contract Owner
         Social Security Number               Social Security Number
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5. REPLACEMENT

Is this  Annuity  intended  to  replace or change  existing  life  insurance  or
annuity?                             ___Yes - Please include appropriate forms.

                                     ___ No
(THE  REGISTERED  REPRESENTATIVE  MUST ANSWER  ANOTHER  REPLACEMENT  QUESTION IN
SECTION 16 OF THIS APPLICATION.)
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6. TAX QUALIFIED PLANS

Is this annuity part of a Tax Qualified Plan?
                   ____ Yes ____No If yes, please select one of the following.

                              ___IRA Transfer/Rollover ___403(b)TSA
                                 If IRA, Contribution ___403(b) 90-2 Transfer for Tax Year________
                              ___Roth IRA
                              ___Roth IRA Conversion   ___Other _______________
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7.PURCHASE PAYMENT

     ____Purchase Payment Enclosed with Application

     Purchase Payment Amount $_____________________

     ____This contract will be funded by a 1035 Exchange, Tax Qualified Transfer/Rollover, CD Transfer or Mutual Fund Redemption. (If checked, please include the appropriate forms).
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8.PURCHASE PAYMENT ALLOCATION

  You may elect to have 100% of your bonus amount allocated to the USAZ Money Market Investment Option.

  ____ USAZ Money Market (If you do not check this box, your bonus amount will be allocated as indicated below on all future payments until you notify us of a change.)

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You  may  select  up  to 10  Investment  Options.  Use  whole  percentages.  The allocations you indicate below will become your allocations on all future payments until you notify us of a change.

AIM
___%USAZ AIM Basic Value                  ___%Templeton Developing Markets
___%USAZ AIM Blue Chip                          Securities
___%USAZ AIM Dent Demographic Trends      ___%Templeton Foreign Securities
___%USAZ AIM International Equity         ___%Templeton Growth Securities
ALLIANCE CAPITAL                          ___%USAZ Templeton Developed Markets
___%USAZ Alliance Capital Growth and      JENNISON
      Income                              ___%Jennison 20/20 Focus
___%USAZ Alliance Capital Large Cap       ___%SP Jennison International Growth
      Growth                              ___%SP Strategic Partners Focused
___%USAZ Alliance Capital Technology           Growth
DAVIS                                     OPPENHEIMER
___%Davis VA Financial                    ___%Oppenheimer Global Securities/VA
___%Davis VA Value                        ___%Oppenheimer High income/VA
DREYFUS                                   ___%Oppenheimer Main Street Growth
___%Dreyfus Small Cap Stock Index               and Income/VA
___%Dreyfus Stock Index                   ___%USAZ Oppenheimer Emerging Growth
FRANKLIN TEMPLETON                        PIMCO
___%Franklin Global Communications        ___%PIMCO VIT High Yield
     Securities                           ___%PIMCO VIT StocksPLUS Growth and
___%Franklin Growth and Income Securities      Income
___%Franklin High Income                  ___%PIMCO VIT Total Return
___%Franklin Income Securities            ___%USAZ PIMCO Growth and Income
___%Franklin Large Cap Growth Securities  ___%USAZ PIMCO Renaissance
___%Franklin Real Estate                  ___%USAZ PIMCO Value
___%Franklin Rising Dividends             SELIGMAN
     Securities                           ___%Seligman   Small-Cap  Value
___%Franklin Small Cap                    VAN KAMPEN
___%Franklin Small Cap Value Securities   ___%USAZ Van Kampen Aggressive  Growth
___%Franklin U.S. Government              ___%USAZ Van Kampen Comstock
___%Franklin Zero Coupon - 2005           ___%USAZ Van Kampen Emerging Growth
___%Franklin Zero Coupon - 2010           ___%USAZ Van Kampen Growth
___%Mutual Discovery  Securities          ___%USAZ Van Kampen Growth and Income
___%Mutual Shares Securities

                                          ___%USAZ Money Market

                                          ___%Allianz Life Fixed Account


                                          ____TOTAL (Must equal 100%)

You will be given any gains or losses on the bonus amounts allocated to this Contract. The bonus amounts will be allocated the same as your Purchase Payments.
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9. INCOME DATE

  Selected Income Date ___- 01 -___ The  Income  Date (Annuitization Date) may
                                    be no earlier than three years after the Issue Date.
THE GUARANTEED MINIMUM INCOME BENEFIT DOES NOT TAKE EFFECT UNTIL 10 YEARS AFTER THE ISSUE DATE.

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10. DEATH BENEFIT OPTIONS (Choose one of the following death benefit options.)

___Traditional Death Benefit (If you do not choose any box, this will be the default option)
___Enhanced Death Benefit (Optional)

    Please make your choice carefully. Once your Contract is issued, the benefit selection cannot be changed.

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11. GUARANTEED MINIMUM INCOME BENEFIT (If you do not check the box below, you will not receive the benefit)

___Enhanced Guaranteed Minimum Income Benefit (Optional)

Please make your choice carefully. Once your Contract is issued, the benefit selection cannot be changed.
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12. PROSPECTUS AND REPORT DELIVERY

___I would like to receive electronic, rather than paper copies of contract prospectuses, portfolio prospectuses, and periodic reports for all USAllianz products that I own, acquire, or apply for, and hereby consent to electronic delivery. Electronic delivery will be effected via the USAllianz website. I have been informed that current copies of prospectuses for currently available USAllianz products and prospectuses for underlying portfolios are available at www.usallianz.com. I have also been informed that I will be notified when new, updated prospectuses and reports for contracts I own or acquire become available. I acknowledge that I have the ability to access and download this information.

If I choose, in the future I can revoke this consent and receive paper copies. (If the box is not checked, then you Prospectus will be mailed.)

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13.TELEPHONE AUTHORIZATION

___ I/We  authorize  Allianz Life  Insurance  Company of North America  (Allianz
Life) to honor telephone instructions from the Contract Owner(s) to transfer Contract Values among the Investment Options and to disburse partial surrenders. For partial surrenders, Allianz Life's sole responsibility is to send a check to the Contract Owner's address or wire the proceeds to the Contract Owner's account at a commercial bank (a savings bank may not be used) or to the Contract Owner's account at a member firm of a national securities exchange.

___ I/We authorize Allianz Life to accept telephone instructions from the Registered Rep/Agent of Record for this contract and/or the Representative's Assistant(s)to transfer Contract Values among the Investment Options and the Fixed Account. If no selection is indicated, telephone access authorization will be permitted for the Contract Owner only.

This authorization is subject to the terms and provisions in the contract and Prospectus. Allianz Life will employ reasonable procedures to confirm that telephone instructions are genuine. If Allianz Life does not, it may be liable for any losses due to unauthorized or fraudulent transfers.

We may modify, suspend, or discontinue these telephone transaction priveleges at any time without prior notice. This authorization is valid until written cancellation is received at the Service Center.

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14.MAIL APPLICATIONS TO

For Regular Mail                        For Overnight Delivery

Allianz Life-USAllianz Service Center   Allianz Life-USAllianz Service Center
c/o PNC Bank                            c/o PNC Bank
Box 824240                              Attn:  Box 4240
Philadelphia, PA  19182-4240            Route 38 and East Gate Drive
                                        Moorestown, NJ    08057-4240
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15. BY SIGNING BELOW, THE CONTRACT OWNER UNDERSTANDS THAT OR AGREES TO

I received a Prospectus and have determined that the variable annuity applied for is not unsuitable for my insurance investment objectives, financial situation, and financial needs. It is a long term commitment to meet insurance needs and financial goals. I understand that the annuity value for payments allocated to the variable Investment Options may increase or decrease depending on the contract's investment results, and that no minimum cash value is guaranteed on the variable Investment Options. To the best of my knowledge and belief, all statements and answers in this application are complete and true. It is further agreed that these statements and answers will become a part of any contract to be issued. No representative is authorized to modify this agreement or waive any of Allianz Life's rights or requirements.

Applicable for residents of the following states: AR, KY, LA, ME, NM, OH, and TN. Any person who knowingly, and with intent to defraud any insurance company, submits an application or files a statement of claim containing any false, incomplete, or misleading information, com-mits a fraudulent insurance act, which is a crime, may be subject to criminal prosecution and civil penalties. Applicable for residents of the state of CO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance with-in the department of regulatory agencies.
Applicable for residents of DC: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, infor-mation concerning any fact material thereto commits a fraudulent insurance act which is a crime and subjects such person to criminal and civil penalties.
Applicable for residents of the state of FL: Any person who knowingly and with the intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.
Applicable for residents of the state of MN: This Contract is not protected by the Minnesota Life and Health Insurance Guarantee Association or the Minnesota Insurance Guarantee Association. In the case of insolvency, payment of claims is not guaranteed. Only the assets of this insurer will be available to pay the claim.
Applicable for residents in the state of NJ: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.
Applicable for residents of the state of VT: I understand that this variable annuity is not a bank deposit; is not federally insured; is not endorsed by any bank or government agency; is not guaranteed and may be subject to loss of principal.

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Contract Owner's Signature              Joint Owner's Signature (or Trustee,
  (or Trustee, if applicable)                                   if applicable)
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Signed At (City, State)                  Date Signed

____Please send me a Statement of Additional Information
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16.BY SIGNING BELOW, THE REGISTERED REPRESENTATIVE/AGENT CERTIFIES THAT

- -I am NASD registered and state licensed for variable annuity contracts in all required jurisdictions; and
- -I provided the Contract Owner(s) with the most current Prospectus; and - -To the best of my knowledge and belief, this application ___DOES___DOES NOT involve replacement of existing life insurance or annuities. If replacement, include a copy of each disclosure statement and a list of companies involved.

-----------------------------------     --------------------------------------
Registered Representative Name (Please  Registered Representative Name (Please
                                Print)                                  Print)
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Registered Representative Signature     Registered Representative Signature

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Broker Dealer Name                      Authorized signature of Broker Dealer
                                        (if required)

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Branch Address                          Branch Telephone Number


[Comm:  A B C (circle one)]         Representative's Florida Insurance License
                                    Number (FL only)
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15.HOME OFFICE USE ONLY  (EXCEPT IN WV)

If Allianz Life Insurance Company of North America makes a change in this space in order to correct any apparent errors or omissions, it will be approved by acceptance of this contract by the Contract Owner(s); however, any material change must be accepted in writing by the Contract Owner(s).

F40327 (06/02)